                                                      Registration No. 333-76535

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 ______________

                                Amendment no. 1
                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                 ______________


                            ALCAN ALUMINIUM LIMITED
             (Exact Name of Registrant as Specified in its Charter)

                 CANADA                            NOT APPLICABLE
    (Jurisdiction of Incorporation)       (IRS Employer Identification No.)


                          1188 Sherbrooke Street West
                        Montreal, Quebec, Canada H3A 3G2
                                  514-848-8000
      (Address of principal executive offices, including postal code, and telephone number, including area code)
                                 ______________

                              P.K. PAL, Secretary
                            ALCAN ALUMINIUM LIMITED
                          1188 Sherbrooke Street West
                       Montreal, Quebec, Canada  H3A 3G2
                                  514-848-8000
    (Name, Address, including postal code, and telephone number, including area code, of agent for service)
                                 ______________

                                   Copies to:

               DONALD B. BRANT, JR              CHARLES S. WHITMAN, III
       Milbank, Tweed, Hadley & McCloy LLP       Davis Polk & Wardwell
             1 Chase Manhattan Plaza              450 Lexington Avenue
            New York, New York  10005           New York, New York  10017
                 (212) 530-5618                      (212) 450-4000

                                 ______________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]
                                 ______________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


     The within prospectus contains the information required by Rule 429 under the Securities Act of 1933 with respect to $100,000,000 aggregate principal amount of debt and equity securities covered by Registration Statement
No. 33-82754 on Form S-3.

PROSPECTUS


                            ALCAN ALUMINIUM LIMITED


                                  $800,000,000


                                DEBT SECURITIES


                                      and


                               EQUITY SECURITIES


                     _____________________________________


     Alcan Aluminium Limited intends to offer at one or more times debt securities and equity securities with a total offering price not to exceed $800,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.


                     ______________________________________


     Neither the SEC nor any state securities commission has approved or disapproved or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

About this Prospectus.....................................................   2
Where You Can Find More Information.......................................   2
Use of Proceeds...........................................................   4
Ratios of Earnings to Fixed Charges and
   Earnings to Combined Fixed Charges and
   Preferred Stock Dividends..............................................   4
Description of Debt Securities............................................   5
Description of Share Capital..............................................  12
Tax Consequences..........................................................  15
Experts...................................................................  17
Legal Opinions............................................................  17
Plan of Distribution......................................................  17

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the following securities described in this prospectus in one or more offerings with a total offering price not to exceed $800,000,000:

-    debt securities;

-    preference shares;

-    common shares; and

- warrants, rights or other securities exchangeable for or convertible into equity securities.


     The common shares and the preference shares are referred to as the equity securities; the equity securities and the debt securities are referred to as the securities.

     This prospectus provides you with a general description of the debt securities and the equity securities. Each time we sell the debt securities and the equity securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information in this prospectus. The information in this prospectus is accurate as of __________, 1999. Unless otherwise stated in the prospectus supplement, an application will be made to the New York Stock Exchange to list any common shares relating to this prospectus. Please carefully read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION".


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's web site at HTTP://WWW.SEC.GOV.


     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC and our future filings with the SEC under Sections 13(a), 13(c),14, or 15(d) of the Securities Exchange Act of 1934 until we or any underwriters sell all of the debt securities and the equity securities:


-    Annual Report on Form 10-K for the year ended December 31, 1998;

-    Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

-    Current Report on Form 8-K dated April 22, 1999.

     You may request a copy of these filings at no cost, by writing or calling us at the following address:

Alcan Aluminium Limited
1188 Sherbrooke Street West
Montreal, Quebec, Canada  H3A 3G2
(514) 848-8000
Attention: Secretary

     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

     We are not making an offer of the securities in any state where the offer is not permitted. Unless otherwise stated in the prospectus supplement, we have not qualified the securities for sale under the securities laws of any Province or Territory of Canada and the securities are not being and may not be offered or sold in Canada in violation of the securities laws of any Province or Territory of Canada. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

     We are a Canadian corporation. Most of our directors and officers, as well as the experts named in this prospectus, are not citizens or residents of the United States and all or a substantial part of the assets of these individuals may be located outside the United States. Also, a large part of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these individuals or to realize against them or us within the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act of 1933. McCarthy Tetrault, our Canadian counsel, has advised us, however, that the civil liability provisions of that Act may be enforced in original actions taken in the Province of Quebec against us or any such individual, but judgments of United States courts predicated on such provisions will not be enforceable in the Province of Quebec unless they meet the requirements for the recognition and enforcement of foreign judgments under the Civil Code of Quebec.


                                  THE COMPANY

     We are a Canadian corporation which, together with our subsidiaries, related companies and joint ventures, is engaged in all significant aspects of the aluminum business on an international scale. Our operations include:

-    the mining and processing of bauxite, the basic aluminum ore;

-    the refining of bauxite into alumina;

-    the generation of electricity for use in smelting aluminum;

-    the smelting of aluminum from alumina;

-    the recycling of used and scrap aluminum;

- the fabrication of aluminum, aluminum alloys and non-aluminum materials into semi-finished and finished products;

-    the distribution and marketing of aluminum and non-aluminum products; and

- in connection with our aluminum operations, the production and sale of industrial chemicals.

     We operate our business internationally and we:

-    have bauxite holdings in six countries;

-    produce alumina in six countries;

-    smelt primary aluminum in five countries;

-    operate aluminum fabricating plants in thirteen countries;

- have sales outlets and maintain warehouse inventories in the larger markets of the world; and

- operate a global transportation network that includes freight trains, bulk cargo vessels and port facilities.

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
     Our principal executive offices are located at 1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2, and our telephone number is (514) 848-8000.


                                USE OF PROCEEDS

     The net proceeds we will receive from the sale of the securities will be used for general corporate purposes. Funds that will not be used immediately for such purposes may be invested in short-term obligations.


                    RATIOS OF EARNINGS TO FIXED CHARGES AND
                     EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     The following table shows our consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated:

                               Three months
                                  ended
                                 March 31               Year Ended December 31,
                               -----------  -----------------------------------------------------
                                  1999      1998      1997(3)      1996(3)      1995(3)      1994
                                  ----      ----      -------      ----         ----         ----
Ratio of Earnings to
  Fixed Charges (1)(2)....        2.94      5.87      7.13         5.37         4.78         2.00

Ratio of Earnings to
  Combined Fixed
  Charges and
  Preferred Stock
  Dividends (1)(2)........        2.59      5.23      6.30         4.57         4.09         1.77

__________

1 The ratio of earnings to fixed charges is determined by dividing fixed charges (including capitalized interest) into income before fixed charges (excluding capitalized interest) and income taxes, eliminating undistributed income of less than 50% owned persons. The ratio of earnings to combined fixed charges and preferred stock dividends is determined by dividing the sum of fixed charges (including capitalized interest) and preferred stock dividends into income before fixed charges (excluding capitalized interest) and income taxes, eliminating undistributed income of less than 50% owned persons. Fixed charges consist of interest expenses and amortization of debt discount and expense and premium and that portion of rental payments which is considered as being representative of the interest factor implicit in our operating leases. Preferred stock dividend requirements are computed by increasing dividends on preferred and preference stocks by an amount representing the pre-tax earnings which would be required to cover such dividend requirements.


2 The ratios shown above were prepared in accordance with generally accepted accounting principles in Canada. The following table shows our consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated prepared in accordance with generally accepted accounting principles in the United States.


                               Three months
                                  ended
                                 March 31                Year Ended December 31,
                               -----------  -----------------------------------------------------
                                  1999      1998      1997(3)      1996(3)      1995(3)      1994
                                  ----      ----      -------      ----         ----         ----
Ratio of Earnings to
  Fixed Charges..........         2.94      6.01      7.13         5.42         4.92         1.98

Ratio of Earnings to
  Combined Fixed
  Charges and
  Preferred Stock
  Dividends..............         2.59      5.35      6.29         4.61         4.21         1.75



3 Ratios for the years 1995-1997 have been restated to reflect financial statement reclassifications made in 1998.


     For further information regarding differences between Canadian and United States generally accepted accounting principles, see Note 5 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which is incorporated herein by reference.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities covered by this prospectus will be issued in one or more series under an Indenture dated as of May 15, 1983, as supplemented (as supplemented, the "Indenture"), between us and Bankers Trust Company, as Trustee. We have summarized selected provisions of the Indenture below. This is a summary and is not complete. You should read the Indenture we filed as an exhibit to the registration statement. In the summary below, we have included references to section numbers of the Indenture so that you can easily locate the summarized provisions. Capitalized terms used in the summary have the meanings specified in the Indenture.

GENERAL PROVISIONS

     The Indenture does not limit the amount of debt securities we may issue under the Indenture or otherwise. The prospectus supplement relating to any series of the debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

-    the designation of the debt securities;

-    the total principal amount of the debt securities;

- the percentage of the principal amount at which the debt securities will be issued;

-    the date or dates on which the debt securities will mature;

- the rate or rates, if any, per year at which the debt securities will bear interest, or the method of determination of such rate or rates;

- the times on which the interest, if any, on the debt securities will be payable;

-    provisions for a sinking, purchase or other similar fund, if any;

- the date or dates, if any, after which the debt securities may be redeemed at our option or the option of the holder and the redemption price or prices; and

- any other terms of the debt securities that are not inconsistent with the provisions of the Indenture.

     The Indenture provides that debt securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. Principal, premium, if any, and interest, if any, will be payable, and the debt securities offered will be transferable, at the corporate trust office of Citibank, N.A., as registrar and paying agent (the "Paying Agent"), in New York, New York. The payment of interest, if any, may be made at our option by us mailing a check to the person entitled to receive the interest at the address listed in the debt security register. (Section 3.1)

     The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

     The Indenture does not limit other indebtedness or securities which we may issue and contains no financial or similar restrictions on us except as described below.

FORM AND EXCHANGE

     We will normally issue the debt securities in book-entry only form, which means that they will be represented by one or more permanent global certificates registered in the name of The Depository Trust Company, New York, New York ("DTC"), or its nominee. We will refer to this form here and in the prospectus supplement as "book-entry only."

     Alternatively, we may issue the debt securities in certificated form registered in the name of the holder. Under these circumstances, holders may receive certificates representing the debt securities. Debt securities in certificated form will be issued only in increments of $1,000 and multiples of $1,000 and will be exchangeable without charge except for reimbursement of taxes or other governmental charges, if any. We will refer to this form in the prospectus supplement as "certificated."

BOOK-ENTRY ONLY PROCEDURES

     The following discussion pertains to debt securities that are issued in book-entry only form.

     One or more global securities would be issued to DTC or its nominee. DTC would keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant would then keep a record of its clients who purchased the securities. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

     Under book-entry only, we will not issue certificates to individual holders of the debt securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

     DTC has provided us with the following information.  DTC is:

-    a limited-purpose trust company organized under the New York Banking Law;

-    a "banking organization" within the meaning of the New York Banking Law;

-    a member of the United States Federal Reserve System;

- a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

- a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

     DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     We will wire principal and interest payments to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we and the Trustee will have no direct responsibility or liability to pay amounts due on the securities to owners of beneficial interests in the global securities.

     It is DTC's current practice, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records as of the record date for such payment. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, these payments will be the responsibility of the participants and not of DTC, the Trustee, or us.

     Debt securities represented by a global security would be exchangeable for debt securities certificates with the same terms in authorized denominations only if:

- DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law; or

-    we instruct the Trustee that the global security is now exchangeable; or

-    an event of default has occurred and is continuing.


LIMITATIONS ON LIENS

     We have agreed that we will not, nor will we permit any Subsidiary to, mortgage, hypothecate, charge, pledge, or otherwise encumber (collectively referred to as "mortgages") any of our Principal Properties or the capital stock or Funded Indebtedness of any Subsidiary which owns a Principal Property, to secure any Indebtedness, without securing the debt securities equally and ratably with, or prior to, such Indebtedness.

     This covenant has certain exceptions which permit, among other things:

-    the giving or assumption of any Purchase Money Mortgage;

- any mortgage given by a Subsidiary to us or any other Subsidiary so long as the mortgage will be held for our benefit or for the benefit of a Subsidiary;

- mortgages on property, capital stock or Indebtedness of a corporation existing at the time the corporation becomes a Subsidiary;

- mortgages in favor of Canada or the United States or any Province or State thereof, or any department, agency, or instrumentality or political subdivision of Canada or the United States, to secure certain payments or other obligations;

- the sale or other transfer of production payments, mineral payments, ore payments and similar arrangements unless we or a Subsidiary have personally assumed or become generally liable for any Indebtedness in connection with the sale or transfer; and

- any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part of any mortgage permitted above, so long as the principal amount of Indebtedness secured will not exceed the principal amount of Indebtedness secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement will be limited to all or part of the property which secured the mortgage that was extended, renewed or replaced.

     In addition to these exceptions, we and our Subsidiaries may create or assume mortgages without equally and ratably securing the debt securities (mortgages which have been created or assumed being referred to as "Basket Mortgages"), so long as at the time of and after giving effect to such creation or assumption, the total amount of all Indebtedness secured by our Basket Mortgages less any Indebtedness concurrently retired plus the total amount of Attributable Debt in respect of certain sale and leaseback transactions (as defined in the Indenture) existing at the time do not exceed 10% of consolidated shareholders' equity as of a date not more than 135 days prior to such time. (Section 3.6)

CERTAIN DEFINITIONS

     "Attributable Debt" means the present value of rents during the remaining term of leases.


     "Indebtedness" means:

     -    all indebtedness for the repayment of money borrowed;


     - all liabilities under leases which must be capitalized under generally accepted accounting principles in Canada on the lessee's balance sheet; and

     - all guarantees, endorsements, assumptions and other contingent obligations in respect of such indebtedness or liabilities.

     "Funded Indebtedness" means Indebtedness which matures by its terms or is renewable by the borrower to a date more than one year after the date of its original creation, assumption or guarantee.

     "Principal Property" means any mineral property, smelter, refinery, mill, fabricating plant or similar processing or manufacturing facility, or any electric generating plant of ours or any of our Subsidiaries constituting the primary source of power for any such facility, located in the United States or Canada and having a net book value of more than 0.5 percent of Consolidated Net Tangible Assets, unless our Board of Directors by resolution declares that the property, plant or facility is not important to our business as a whole. Principal Property may also include similar property we have designated to which we have applied the proceeds of sale and leaseback transactions.

     "Consolidated Net Tangible Assets" means (1) the total of all assets, including assets leased under capital lease obligations (less depreciation, obsolescence, amortization, valuation and other proper reserves), which in accordance with generally accepted accounting principles in Canada would appear on the asset side of our consolidated balance sheet as of a date not more than 135 days preceding the date on which Consolidated Net Tangible Assets are to be determined, after eliminating (A) franchises, licenses, permits, patents, patent applications, copyrights, trade names, goodwill, organizational expenses and other like intangibles and (B) unamortized debt discount and expense, less (2) the total of all consolidated current liabilities which would appear on the liability side of the balance sheet, as determined in accordance with generally accepted accounting principles in Canada.

     "Subsidiary" means any corporation of which we or one or more of our Subsidiaries owns at least a majority of the outstanding voting stock.

     "Purchase Money Mortgage" means any hypothec, mortgage, lien, pledge, security interest or other encumbrance (including conditional sale agreements or other title retention agreements or capital leases) upon property that has been or is to be acquired, constructed or improved by us or a Subsidiary and created prior to, contemporaneously with, or within six months after, the acquisition or the completion of the construction or improvement to secure the amount of the purchase price of the property or the cost of the construction or improvement, or any part thereof, or any hypothec, mortgage, lien, pledge, security interest or other encumbrance existing on the property at the time of the acquisition, whether the obligations secured are payable to the person from whom such property is acquired or otherwise.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS


     Neither we nor any Subsidiary owning a Principal Property may enter into any Sale and Leaseback Transaction (which excludes leases expiring within three years of making, leases between us and a Subsidiary or between Subsidiaries and any lease of part of a Principal Property, which has been sold, for use in connection with the winding up or termination of the business conducted on such Principal Property) unless:


- we or any of our Subsidiaries could create or assume a mortgage on the Principal Property to be leased without equally and ratably securing the debt securities by reason of one of the exceptions described under "Limitation on Liens";

- immediately prior to entering into such arrangement, we or a Subsidiary could create a mortgage on the Principal Property securing Indebtedness in an amount equal to the Attributable Debt relating to the particular Sale and Leaseback Transaction without equally and ratably securing the debt securities; or

- an amount equal to the net proceeds of the sale of the property leased is applied to the retirement, otherwise than by payment at maturity or pursuant to mandatory sinking fund requirements, of the debt securities or other Funded Indebtedness of ours or of a Subsidiary ranking on a parity with the debt securities or to the purchase, improvement or construction of Principal Properties. (Section 3.8)


CONSOLIDATION OR MERGER


     We may consolidate or merge with any other corporation or transfer all or substantially all of our assets to any other person provided that:


- we are not in default under any covenant or provision under the Indenture, and

- the person or successor corporation expressly assumes our obligations under the Indenture by supplemental indenture satisfactory to the Trustee. (Section 9.1)


     Unless otherwise indicated in the prospectus supplement, certain of the covenants described above would not necessarily afford holders of debt securities protection in the event we were involved in a highly leveraged transaction, such as a leveraged buyout.


EVENTS OF DEFAULT, WAIVER, AND NOTICE


     "Event of Default" means, with respect to any series of debt securities, any of the following:


- failure to pay interest on that series of debt securities for 30 days after payment is due;


- failure to pay principal and premium, if any, on that series of debt securities when due either at maturity, upon redemption, by declaration or otherwise;


- failure to perform any other covenants or agreements in the Indenture for 90 days after we are given notice of the failure; and


- certain events of bankruptcy, insolvency and reorganization relating to us. (Section 5.1)


     The Trustee may withhold notice to the holders of debt securities of any default, except a default in payment of principal of or interest or premium on the debt securities, if the Trustee considers it in the interest of the holders of the debt securities to do so. (Section 5. 11)

     The Indenture provides that:

- if an Event of Default due to the default in the payment of principal, interest or premium, if any, on, or in the performance of any other of the covenants or agreements in the Indenture affecting any series of debt securities occurs and continues, the Trustee or holders of 25% of the principal amount outstanding of that series of debt securities may declare the principal of all that series of debt securities to be due and payable immediately, and

- if an Event of Default resulting from certain events of bankruptcy, insolvency and reorganization occurs and continues, the Trustee or the holders of 25% of the principal amount outstanding of all debt securities may declare the principal of all debt securities to be due and payable immediately.


     Under certain conditions such declarations may be rescinded and past defaults may be waived, except defaults in payment of principal of or interest or premium on the debt securities, by the holders of a majority of that series of debt securities then outstanding, or of all series, as the case may be. (Section 5.1)

     The holders of a majority in principal amount of the debt securities of any and all series affected and then outstanding, each voting as a separate class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. This right is subject to certain exceptions and provided that the holders of the debt securities have offered to the Trustee reasonable indemnity against expenses and liabilities. (Sections 5.9 and 6.2)

     We are required to file with the Trustee an annual certificate as to the absence of certain defaults under the Indenture. (Section 3.5)

DEFEASANCE AND COVENANT DEFEASANCE

     We may elect either:

- to be discharged from all of our obligations with respect to the debt securities under the Indenture, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust ("defeasance"), or

- to be discharged from all of our obligations with respect to the debt securities under certain sections of the Indenture, including the restrictions set forth in "Limitation on Liens" and "Limitations on Sale and Leaseback Transactions" above ("covenant defeasance").

     In order for us to exercise either defeasance or covenant defeasance, we must deposit with the Trustee, in trust for such purpose, money and/or U.S. Government Obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on such debt securities not later than one day before the scheduled due dates. A trust may only be established if, among other things, we have delivered to the Trustee an opinion of counsel to the effect that the holders of the debt securities:

- will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, and

- will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred.

     In the case of defeasance, the opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after July 15, 1989. (Sections 13.1 through 13.4)

MODIFICATION OF THE INDENTURE

     Under the Indenture our rights and the rights of the holders of debt securities may be changed. Certain changes to the rights of the holders of the debt securities in the Indenture or any Supplemental Indenture require the consent of the holders of not less than 66 2/3% in principal amount of the debt securities of all series affected by such change at the time outstanding. However, the following changes may not be made without the consent of each holder of the debt securities affected:


- extending the final maturity of any debt security, or reducing the principal amount thereof, including in the case of a discounted debt security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy, or any redemption premium thereon, or reducing the rate or extending the time of payment of interest thereon, or impairing or affecting the right of any holder of debt securities to institute suit for the payment thereof or the right of repayment, if any, at the option of the holder, or

- reducing the stated percentage of holders necessary to modify the Indenture. (Section 8.2)

     We may enter into one or more supplemental indentures without the consent of any holder of debt securities:

-    to secure the debt securities;

- to evidence the succession to us of another corporation and the assumption by any such successor of our covenants contained in the Indenture and the debt securities;

- to add to the covenants contained in the Indenture and to add any additional Events of Default;

- to cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make other provisions which do not adversely affect the interests of the holders of debt securities;

-    to establish the form or terms of debt securities of any series; and

- to evidence and provide for a successor Trustee under the Indenture for one or more series of debt securities and to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee. (Section 8.1)

CONSENT TO JURISDICTION

     We agree that any legal suit, action or proceeding brought by the Trustee or any holder of debt securities in connection with the debt securities or the Indenture may be instituted in any state or federal court in the City or State of New York.

REGARDING THE TRUSTEE

     Bankers Trust Company, Trustee under the Indenture, serves as a depositary of funds of, and performs services for, us and our Subsidiaries in the normal course of business and also makes loans to us and our Subsidiaries.

                          DESCRIPTION OF SHARE CAPITAL

Present Issues

                                                    Authorized      Outstanding*

Preference Shares, issuable in series .............  unlimited of which the following series are outstanding:

Floating Rate Cumulative Redeemable
 Preference Shares, Series C, 1984 ................  4,200,000        4,200,000
Floating Rate Cumulative Redeemable
 Preference Shares, Series C, 1985 ................  1,500,000        1,500,000
Cumulative Redeemable Preference
 Shares, Series E ................................   3,000,000        3,000,000
Common Shares ....................................   unlimited      217,415,917

     * As at March 31, 1999

FUTURE ISSUES

     We may issue an unlimited number of additional common and preference shares from time to time upon approval by our Board of Directors for such consideration as the Board deems appropriate, without the need of further shareholder authorization. However, the Board is not allowed to create or issue any series of preference shares with voting rights, other than voting rights arising only in the event of non-payment of dividends, without the consent of the shareholders. The terms of any preference shares, including dividend rates, conversion and voting rights, if any, redemption prices and similar matters will be determined by the Board prior to issuance.

SUMMARY OF CERTAIN PROVISIONS OF THE PREFERENCE SHARES

- The holders of preference shares will be entitled to receive cumulative cash dividends at the following rates:

Series C, 1984 and 1985..... quarterly dividends in an amount determined by applying to Can. $25 per share one-quarter of the greater of (1) 72% of the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods, and (2) the lesser of 7.5% and the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods.

Series E.................... quarterly dividends in an amount determined by applying to Can. $25 per share one-quarter of 75% of the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods.

- The holders of preference shares are not entitled to vote at meetings of shareholders unless we fail to pay six quarterly dividends. Thereafter, so long as such dividends remain in arrears, the holders will be entitled, voting separately as a class, to elect two members of the Board of Directors.

- In the event that we liquidate, dissolve or wind up or distribute our assets among shareholders for the purpose of winding up our affairs, the holders of the preference shares will be entitled to receive, in preference to holders of the common shares, the sum of Can. $25 per share for Series C and E plus all accrued and unpaid dividends. Additionally, if such distribution is voluntary, an additional amount equal to the premium, if any, will be payable on redemption.

- The preference shares are redeemable at our option at Can. $25 per share, plus a reducing premium in the case of Series C, and all accrued and unpaid dividends.

- So long as any preference shares are outstanding and unless all dividends then payable on the preference shares have been declared and paid or set apart for payment, we will not (1) pay any dividends, other than stock dividends, or make any distributions on any shares ranking junior to the preference shares with respect to the payment of dividends or return of capital, (2) retire for value any shares ranking junior to the preference shares with respect to payment of dividends or return of capital, or (3) except in connection with the exercise of a retraction privilege, retire less than all of a series of preference shares.

SUMMARY OF CERTAIN PROVISIONS OF THE COMMON SHARES

ATTRIBUTES

     The common shares are subject to the rights of the holders of the preference shares, as described above, and of any other senior securities issued in the future.

     The holders of the common shares are entitled to receive pro rata dividends, from time to time, as may be declared by the Board of Directors. They are entitled to one vote per share and have no preemptive, redemption or conversion rights. If we liquidate, dissolve or wind up or distribute our assets among the shareholders for the purpose of winding up our affairs, holders of the common shares will receive our assets pro rata, to the extent available after the payment of all our obligations and any required distribution to the holders of senior securities.

     The provisions of the Canada Business Corporations Act require that the amendment of certain rights of holders of any class of shares, including the common shares, must be approved by not less than two-thirds of the votes cast by the holders of such shares voting at a special meeting of the shareholders. A quorum for a special meeting of the holders of common shares is 40% of the common shares then outstanding. Therefore, it is possible for the rights of the holders of common shares to be changed other than by the affirmative vote of the holders of the majority of the outstanding common shares. In circumstances where the rights of holders of common shares may be amended, however, holders of common shares will have the right, under the Canada Business Corporations Act, to dissent from such amendment and require us to pay them the then fair value of their common shares.

     Shareholders are also entitled to rights and privileges under the shareholder rights plan ("Rights Plan") summarized below.

THE RIGHTS PLAN

     The Rights Plan is embodied in the Shareholder Rights Agreement ("Agreement") between us and CIBC Mellon Trust Company, as trustee ("Rights Agent") dated December 14, 1989, as amended and restated as of April 24, 1995 and April 22, 1999. The Rights Plan will remain in effect until May 1, 2008, unless terminated earlier. Capitalized terms used in this summary have the meanings specified in the Rights Plan.

     The Agreement provides that one right ("Right") to purchase additional securities, subject to the terms and conditions of the Agreement, has been issued for each common share ("Share") outstanding on and after December 14, 1989. Rights will likewise be issued until the Separation Time (as defined below) or until the termination of the Rights Plan.

     The Rights are not exercisable until the Separation Time. After the Separation Time, each Right entitles the holder to purchase from us one Share at the price of $200 per Share, or its equivalent in Canadian currency ("Exercise Price"), subject to adjustment as provided below.


    Until the Separation Time, or earlier termination or expiration of the Rights, the Rights are evidenced by the certificates for the Shares to which the Rights attach. The Rights are transferred with, and only with, the associated Shares. Furthermore, until the Separation Time, Share certificates issued will contain a notation incorporating the Agreement by reference.

     Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Shares as of the close of business at the Separation Time and, thereafter, the separate Rights Certificates alone will evidence the Rights. The Rights will separate and trade separately after the Separation Time.

     The Exercise Price and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution:

     - in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Shares,

     - upon the grant to shareholders of certain rights or warrants to subscribe for or purchase the Shares or convertible securities at less than 95% of the Market Price per Share, or

     - upon distribution to shareholders of evidences of indebtedness or assets, other than a Regular Periodic Cash Dividend or a dividend paid in Shares, or of rights or warrants, other than those referred to above.

     Subject to the prior consent of the holders of Voting Shares or Rights, as applicable, the Board acting in good faith may, at its option, at any time prior to the occurrence of a Flip-in Event, elect to redeem all the Rights at a redemption price of $0.01 per Right ("Redemption Price"), adjusted as set out in the Agreement. The Board may also, upon notice delivered to the Rights Agent, determine to waive the application of the provisions of the Flip-in Event section of the Agreement to a particular Flip-in Event, but only if such Flip-in Event would occur as a result of a Take-Over Bid made by way of the Take-Over Bid circular to all holders of Voting Shares of record. However, the waiver will automatically be deemed to be a waiver of the application of such provisions to any other Flip-in Event that would occur as a result of a Take-Over Bid made by means of a Take-Over Bid circular to all holders of Voting Shares of record prior to the expiration of any Take-Over Bid for which a waiver is granted.

     Furthermore, in the event that prior to the occurrence of a Flip-in Event a Person acquires outstanding Voting Shares, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition, then the Board will immediately, upon the consummation of such acquisition, be deemed to have elected to redeem the Rights at the Redemption Price.

     Any Person who makes a Take-Over Bid in compliance with the provisions of a Permitted Bid or a Competing Permitted Bid will not become an Acquiring Person. The requirements of a Permitted Bid include the following:

- the Take-Over Bid, which may be for all or part of the Voting Shares, must be made to all holders, other than the Person making the Take-Over Bid;

- the Take-Over Bid must remain outstanding for a minimum period of 60 days after which period the Voting Shares may be taken up and paid for only if more than 50% of the Voting Shares held by Independent Shareholders have been tendered and not withdrawn;

- if more than 50% of the Voting Shares held by Independent Shareholders have been tendered and not withdrawn, a public announcement of this fact must be made and the Take-Over Bid must then remain open for an additional 10 Business Days.

-    A Competing Permitted Bid may proceed:

     -    if it is made before the expiration of the initial Permitted Bid;

     -    if it satisfies all the conditions of a Permitted Bid; and


     - provided that no Voting Shares will be taken up and paid for pursuant to the Take-Over Bid prior to the close of business on a date which is not earlier than the later of (A) the 60th calendar day following the date on which the earliest Permitted Bid which preceded the Competing Permitted Bid was made and (B) 21 calendar days after the date of the Take-Over Bid constituting the Competing Permitted Bid.

     We may, from time to time, amend the Agreement in order to correct a clerical or typographical error with the approval of the Rights Agent but without the consent of the holders of Rights or Voting Shares. We may also amend the Agreement in order to maintain the validity of the Agreement as a result of a change in applicable legislation or regulation so long as this change is approved by the Rights Agent and subsequently approved by the holders of Voting Shares or Rights, as applicable.

     Until a Right is exercised, the holder will have no rights as a shareholder including, without limitation, the right to vote or to receive dividends.

CERTAIN DEFINITIONS

"Voting Shares" means the Shares and any other shares entitled to vote generally in the election of directors.

"Separation Time" means the close of business on the tenth Business Day after the earliest of:

     -    the Stock Acquisition Date;

     - the date of the commencement of, or the first public announcement of the intent of any Person (other than a Person making a Permitted Bid or Competing Permitted Bid or the Corporation or any Subsidiary of the Corporation) to commence a Take-Over Bid (other than a Permitted Bid or a Competing Permitted Bid, as the case may be); and

     - the date on which a Permitted Bid or Competing Bid ceases to qualify as such or on such later day as the Board shall determine acting in good faith; provided that, if any such Take-Over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-Over Bid shall be deemed, for the purposes of this definition, never to have been made.

"Flip-In Event" occurs when a Person becomes an Acquiring Person. Upon the occurrence of a Flip-In Event, each Right (except for Rights beneficially owned by an Acquiring Person, or a Person acting in concert with an Acquiring Person or certain transferees of an Acquiring Person, which Rights shall be void) shall constitute the right to receive from us (at the then current Exercise Price of the Right) Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price. For example, if at the time of the Flip-in Event, the Exercise Price is $200 and the Shares have a Market Price of $50, the holder of each Right will be entitled to receive $400 in market value of the Shares (8 Shares) for $200, i.e. at a 50% discount.

                                TAX CONSEQUENCES

CANADIAN TAXATION

     We have been advised by McCarthy Tetrault, our Canadian counsel, of the following tax considerations under the laws of Canada and Quebec as currently in effect and under the current administrative practices of the Canadian and Quebec tax authorities:

     - there will be no non-resident withholding taxes payable under the laws of Canada in respect of the debt securities or the interest thereon if
          (1) the debt security is not part of a series more than 25% of the principal amount of which we may under any circumstances (other than default or illegality) be obligated to pay within five years from the date of issue, and (2) the beneficial owner of the debt security is a person with whom we deal at arm's length;

     - there will be no non-resident withholding taxes payable under the laws of Quebec in respect of the debt securities or any interest on the debt securities;

     - there will be no taxes on income or capital gains payable under the laws of

          Canada or of Quebec in respect of the debt securities or the interest on the debt securities by any owner who is not, and is not deemed to be, a resident of Canada and who does not, and is not deemed to, use or hold the debt securities in carrying on a business in Canada; and

     - there will be no estate taxes or succession duties imposed by Canada or Quebec in respect of the debt securities or any interest on the debt securities.

     The prospectus supplement will specify if any of these considerations are not applicable to a particular series of debt securities.

     Dividends paid on equity securities to shareholders residing in the United States will generally be subject to a 15% Canadian non-resident withholding tax.

     Provided the equity securities do not constitute taxable Canadian property to a shareholder, the shareholder will not be subject to tax in Canada or Quebec on a disposition (other than to us as described below) of an equity security.

     Generally, the equity securities will not be taxable Canadian property to a shareholder at a given date so long as such shareholder does not use or hold the equity securities in connection with carrying on a business in Canada and the shareholder, persons with whom such shareholder does not deal at arm's length, or the shareholder and such persons, have not owned, or had under any option, 25% or more of the issued shares of any class or series of our capital stock at any time within the five years preceding such date.

     A shareholder whose preference shares are redeemed will be deemed to have received a dividend equal to the amount, if any, that the redemption proceeds exceed the paid-up capital at the time of the share redemption; such a deemed dividend will be subject to withholding tax as described above.

     Prospective investors should contact their own tax advisers for specific advice relative to their particular tax situations.

UNITED STATES TAXATION

     The following discussion is based on the advice of Milbank, Tweed, Hadley
& McCloy LLP with respect to the United States federal income tax laws presently in force. The discussion summarizes certain United States federal income tax consequences of an investment in the securities and assumes that the securities will be capital assets in the hands of holders. The accompanying prospectus supplement sets forth any additional United States federal income tax consequences applicable to particular securities. Prospective investors should consult their own tax advisers about the United States federal, state, local and foreign tax consequences to them of an investment in the securities.

     As used here, "U.S. holder" means:

     - a beneficial owner of securities that is a United States citizen or resident;

     -    a domestic corporation or partnership;

     - an estate the income of which is subject to United States federal income taxation regardless of its source;

     - a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

     - any other person with income from the securities that is effectively connected with a trade or business conducted through a fixed place of business in the United States.

     A debt security may bear original issue discount ("OID") to the extent that its stated redemption price at maturity exceeds its issue price. A U.S. holder generally must include OID in income on a yield to maturity basis over the term of the debt security. Interest and OID will be income from sources outside the United States.

     Special rules for debt securities with OID and debt securities purchased at a market discount or premium will be described in the applicable prospectus supplement.

     Cash dividends paid on the equity securities (plus the amount of any Canadian taxes withheld in respect of the dividend paid) generally will be includible in the gross income of a U.S. holder as ordinary income. Dividends paid in Canadian dollars will be includible in a United States dollar amount based on the exchange rate in effect on the date of receipt by the U.S. holder or the U.S. holder's agent. Canadian withholding tax on dividends will be eligible, subject to generally applicable limitations and conditions, for credit against a U.S. holder's federal income tax liability.

     A U.S. holder will recognize gain or loss on the sale or other disposition of securities. Gain or loss generally will equal the difference between a U.S. holder's tax basis in the securities and the amount realized (not including any amount attributable to accrued but unpaid interest, which will be treated as ordinary interest income) by the holder on the sale or other disposition.
The gain or loss generally will be capital gain or loss, although certain short-term debt securities and debt securities with market discount are subject to special rules that will be described in the applicable prospectus supplement. Any gain recognized by a U.S. holder will be treated as United States source income. If we must redeem the preference shares after a specified period of time at a price higher than the issue price for such shares, a U.S. holder may be required to include such premium in income as a dividend over the period of time during which the shares cannot be redeemed.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon their authority as experts in auditing and accounting.


                                 LEGAL OPINIONS

     Each of McCarthy Tetrault, Montreal, Quebec, Canada and Milbank, Tweed, Hadley & McCloy LLP, New York, New York will issue an opinion about the validity of the debt securities and equity securities. Davis Polk & Wardwell, New York, New York will issue an opinion on certain legal matters for the agents or underwriters.


                              PLAN OF DISTRIBUTION

     We may sell any series of securities:

-    through underwriters or dealers;

-    through agents; or

-    directly to one or more purchasers.

The prospectus supplement will include:

-    the initial public offering price;

-    the names of any underwriters, dealers or agents;

-    the purchase price of the securities;

-    our proceeds from the sale of the securities;

- any underwriting discounts or agency fees and other underwriters' or agents' compensation;

- any discounts or concessions allowed or reallowed or paid to dealers; and

-    the place and time of delivery of the securities.

     If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices.

The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers.

     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which they may be required to make.

     Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Securities and Exchange Commission registration fee . .    $194,600
   Trustee fees and expenses . . . . . . . . . . . . . . .      25,000*
   Rating agency fee . . . . . . . . . . . . . . . . . . .     100,000*
   Listing fees. . . . . . . . . . . . . . . . . . . . . .      58,000*
   Printing and engraving. . . . . . . . . . . . . . . . .      85,000*
   Accounting fees . . . . . . . . . . . . . . . . . . . .      30,000*
   Legal fees. . . . . . . . . . . . . . . . . . . . . . .      75,000*
   Miscellaneous . . . . . . . . . . . . . . . . . . . . .       8,400*
                                                              --------
     Total . . . . . . . . . . . . . . . . . . . . . . . .    $576,000*
                                                              ========

    _____________________
    * Estimated


Item 15. Indemnification of Directors and Officers.


     The Canada Business Corporations Act (the "Act"), the governing Act to which the Company is subject, provides that, except in the case of an action taken by the Company or of a derivative action taken by a shareholder on behalf of the Company as provided below, a Director or Officer may be indemnified by the Company against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment if (i) he acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal or administrative action or proceeding he had reasonable grounds for believing that his conduct was lawful. The right of indemnification is more limited where Directors and Officers are sued by the Company or on its behalf by a shareholder. In those cases, the Company may with the approval of a court indemnify Directors and Officers against all costs, charges and expenses but not the amount of the judgment or settlement of an action, provided he fulfills the conditions of (i) and (ii) above. A Director or Officer must be indemnified for costs, charges and expenses if he was substantially successful on the merits in his defense and fulfills the conditions of (i) and (ii) above.


     The Directors' Standing Resolution pertaining to indemnification of Directors and Officers of the Company represents, in general terms, the extent to which Directors and Officers may be indemnified by the Company under the Act. This resolution provides as follows:


               "18. INDEMNITY. Subject to the limitations contained in the governing Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or at the Corporation's request on behalf of any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or such body corporate or by reason of having undertaken such liability, if


          (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and


          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful."


     The Company also has an insurance policy covering Directors and Officers of the Company and of its subsidiaries against certain liabilities which might be incurred by them in their capacities as such, but excluding those claims for which such insured persons could be indemnified by the Company or its subsidiaries.


Item 16. Exhibits

     1.1  Form of Underwriting Agreement.


     4.1 Indenture dated as of May 15, 1983 between the Company and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (No. 33-29761) filed with the Commission on July 7, 1989).


     4.2 First Supplemental Indenture dated as of January 1, 1986 to the Indenture dated as of May 15, 1983 between the Company and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (No. 33-29761) filed with the Commission on July 7, 1989).


     4.3 Second Supplemental Indenture dated as of June 30, 1989 to the Indenture dated as of May 15, 1983 between the Company and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (No. 33-29761) filed with the Commission on July 7, 1989).


     4.4 Third Supplemental Indenture dated as of July 19, 1989 to the Indenture dated as of May 15, 1983 between the Company and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit (4)(a) to the Company's Current Report on Form 8-K dated July 26, 1989 filed with the Commission on July 26, 1989 (Commission File Number 1-3677)).


     4.5 Fourth Supplemental Indenture dated as of July 17, 1990 to the Indenture dated as of May 15, 1983 between the Company and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3 (No. 33-35977) filed with the Commission on July 20, 1990).


     4.6 Fifth Supplemental Indenture dated as of January 1, 1995 to the Indenture dated May 15, 1983 between the Company and Bankers Trust Company, as Trustee.


     4.7  Specimen Form of Debt Security (included in Exhibit 4.1).

     4.8 Specimen Form of Common Share Certificate (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989 filed with the Commission on March 29, 1990 (Commission File Number 1-3677)).


     4.9 Shareholder Rights Plan dated as of December 14, 1989, as amended and restated on April 24, 1995 and on April 22, 1999 between the Company and CIBC Mellon Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Form 8-A/A Amendment No. 3 filed with the Commission on April 22, 1999).


     5.1  Opinion of McCarthy Tetrault.


     5.2  Opinion of Milbank, Tweed, Hadley & McCloy LLP.


     12.1 Computation of ratios of earnings to fixed charges (generally accepted accounting principles in Canada).


     12.2 Computation of ratios of earnings to fixed charges (generally accepted accounting principles in the United States).


     12.3 Computation of ratios of earnings to combined fixed charges and preferred stock dividends (generally accepted accounting principles in Canada).


     12.4 Computation of ratios of earnings to combined fixed charges and preferred stock dividends (generally accepted accounting principles in the United States).


     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of McCarthy Tetrault (included in Exhibit 5.1).

     23.3 Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
          Exhibit 5.2).

     24.1 Powers of Attorney executed by persons who signed this Registration Statement on behalf of the Company.


     25.1 Statement of Eligibility and Qualification on Form T-1 of Bankers Trust Company, as Trustee under the Indenture.


Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:


          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on the 11th day of May, 1999.

                                     ALCAN ALUMINIUM LIMITED


                                     By:         /s/ Jacques Bougie*
                                         --------------------------------------
                                         (President and Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature               Title                                Date

   /s/ Jacques Bougie*           Director, President and Chief    May 11, 1999
-----------------------------    Executive Officer
       Jacques Bougie            (Principal Executive Officer)


   /s/ Warren Chippindale*       Director                         May 11, 1999
-----------------------------
       Warren Chippindale

                                 Director                         May 11, 1999
-----------------------------
    Eleanor R. Clitheroe


   /s/ Travis Engen*             Director                         May 11, 1999
-----------------------------
       Travis Engen


   /s/ John R. Evans*            Chairman of the Board            May 11, 1999
-----------------------------
       John R. Evans


                                 Director                         May 11, 1999
-----------------------------
     Allan E. Gotlieb


   /s/ J.E. Newall*              Director                         May 11, 1999
-----------------------------
       J.E. Newall


   /s/ Peter H. Pearse*          Director                         May 11, 1999
-----------------------------
       Peter H. Pearse

    /s/ Sir George Russell*      Director                         May 11, 1999
-----------------------------
        Sir George Russell


    /s/ Guy Saint-Pierre*        Director                         May 11, 1999
-----------------------------
        Guy Saint-Pierre


    /s/ Gerhard Schulmeyer*      Director                         May 11, 1999
-----------------------------
        Gerhard Schulmeyer


                                 Director                         May 11, 1999
-----------------------------
       Paul M. Tellier


    /s/ Suresh Thadhani*         Executive Vice President and     May 11, 1999
-----------------------------    Chief Financial Officer
        Suresh Thadhani          (Principal Financial Officer)


    /s/ Richard Genest*          Chief Accountant (Principal      May 11, 1999
-----------------------------    Accounting Officer)
        Richard Genest


    /s/ William H. Jairrels*     Authorized Representative in     May 11, 1999
-----------------------------    the United States of America
        William H. Jairrels


    /s/ Sanford Yosowitz*        Authorized Representative in     May 11, 1999
 -----------------------------   the United States of America
        Sanford Yosowitz


*By /s/ Serge Fecteau
    ---------------------------------
    Serge Fecteau as Attorney-in-fact

                                 EXHIBIT INDEX
                                  Description


Exhibit
  No.                                                                       Page

1.1    Form of Underwriting Agreement.


4.1    Indenture dated as of May 15, 1983 between the Company and Bankers
       Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (No. 33-29761) filed with the Commission on July 7, 1989).


4.2    First Supplemental Indenture dated as of January 1, 1986 to the
       Indenture dated as of May 15, 1983 between the Company and Bankers Trust
       Company, as Trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (No. 33-29761) filed with the Commission on July 7, 1989).


4.3    Second Supplemental Indenture dated as of June 30, 1989 to the
       Indenture dated as of May 15, 1983 between the Company and Bankers Trust
       Company, as Trustee (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (No. 33-29761) filed with the Commission on July 7, 1989).


4.4 Third Supplemental Indenture dated as of July 19, 1989 to the Indenture dated as of May 15, 1983 between the Company and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit (4)(a) to the Company's
       Current Report on Form 8-K dated July 26, 1989 filed with the Commission on July 26, 1989 (Commission File Number 1-3677)).


4.5    Fourth Supplemental Indenture dated as of July 17, 1990 to the
       Indenture dated as of May 15, 1983 between the Company and Bankers Trust
       Company, as Trustee (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3 (No. 33-35977) filed with the Commission on July 20, 1990).


4.6    Fifth Supplemental Indenture dated as of January 1, 1995 to the
       Indenture dated May 15, 1983 between the Company and Bankers Trust
       Company, as Trustee.


4.7    Specimen Form of Debt Security (included in Exhibit 4.1).


4.8    Specimen Form of Common Share Certificate (incorporated by reference to
       Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989 filed with the Commission on March 29, 1990
       (Commission File Number 1-3677)).

4.9 Shareholder Rights Plan dated as of December 14, 1989, as amended and restated on April 24, 1995 and on April 22, 1999 between the Company and CIBC Mellon Trust Company, as Rights Agent (incorporated by reference to
       Exhibit 1 to the Company's Form 8-A/A Amendment No. 3 filed with the
       Commission on April 22, 1999).



5.1    Opinion of McCarthy Tetrault.


5.2    Opinion of Milbank, Tweed, Hadley & McCloy LLP.

     12.1 Computation of ratios of earnings to fixed charges (generally accepted accounting principles in Canada).


     12.2 Computation of ratios of earnings to fixed charges (generally accepted accounting principles in the United States).


     12.3 Computation of ratios of earnings to combined fixed charges and preferred stock dividends (generally accepted accounting principles in Canada).


     12.4 Computation of ratios of earnings to combined fixed charges and preferred stock dividends (generally accepted accounting principles in the United States).


     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of McCarthy Tetrault (included in Exhibit 5.1).

     23.3 Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
          Exhibit 5.2).


     24.1 Powers of Attorney executed by persons who signed this Registration Statement on behalf of the Company.


     25.1 Statement of Eligibility and Qualification on Form T-1 of Bankers Trust Company, as Trustee under the Indenture.